Exhibit 10.7

Execution Version

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT (this “Amendment”), dated as of March 3, 2017 and effective as of the Effective Date (as defined below), to the Loan and Security Agreement, dated as of August 11, 2015 (as amended by the Prior Amendments (as defined below), the “Loan Agreement”), is made by and among MAST THERAPEUTICS, INC., a Delaware corporation (“Borrower”), HERCULES CAPITAL, INC. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation, as administrative agent (“Agent”), and the lender party hereto (“Lender”).

RECITALS

A.Borrower, Agent and Lender are parties to the Loan Agreement as previously amended by First Amendment to Loan and Security Agreement dated as of September 28, 2015, Second Amendment to Loan and Security Agreement effective as of December 31, 2015, Third Amendment to Loan and Security Agreement effective as of February 25, 2016, and Fourth Amendment to Loan and Security Agreement effective as of July 22, 2016 (collectively, the “Prior Amendments”).

B.Borrower is party to that certain Agreement and Plan of Merger and Reorganization, dated January 6, 2017, among Borrower, Victoria Merger Corp., a Delaware corporation (the “Merger Sub”), and Savara Inc., a Delaware corporation (the “Surviving Corporation”), pursuant to which, among other things, the Merger Sub will be merged with and into the Surviving Corporation, with the Surviving Corporation remaining as the surviving entity and a wholly-owned subsidiary of Borrower, and the Surviving Corporation’s stockholders will receive shares of Borrower’s common stock in exchange for capital stock held in the Surviving Corporation (the “Merger Agreement” and such transactions, the “Merger”).

C.Subject to the conditions set forth herein, the parties hereto wish to further amend the Loan Agreement and for Borrower to waive the applicable covenants and other restrictions under the Loan Agreement otherwise prohibiting Borrower’s execution of the Merger Agreement and the consummation of the Merger.

D.The Loan Agreement may be amended pursuant to Section 11.3(b) thereof by the written agreement of Borrower, Agent and Lender (which, for the avoidance of doubt, is the Required Lender).

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Effectiveness.  Subject to all of the terms and conditions set forth in this Amendment, this Amendment shall become effective immediately at the Effective Time (as defined in the Merger Agreement); provided, however, this Amendment shall terminate in all respects, and the consent and waiver provided under Section 3 below shall have no effect, if (a) the Merger Agreement is terminated prior to the Effective Time, (b) the Merger Agreement is amended, or any material obligation thereunder is waived, in a manner that adversely affects the agreements and understandings set forth in this Amendment or the Loan Agreement or (c) the Merger is not consummated on or prior to April 30, 2017.

SECTION 2.  Defined Terms. Capitalized terms used but not defined herein (including in the recitals) shall have the meanings assigned to such terms in the Loan Agreement and the Prior Amendments.

SECTION 3.  Consent and Waiver. Subject to all of the terms and conditions set forth in this Amendment, the Lender (which, for the avoidance of doubt, is the Required Lender) hereby (a) consents to Borrower’s entry into and execution of the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement and (b) waives compliance with the applicable restrictions and covenants set forth in the Loan Agreement with respect to the Merger to be consummated pursuant to the Merger Agreement, including, but not limited to (i) the requirement to pay the Prepayment Charge in connection with a Change in Control as otherwise required under Section 2.4 of the Loan Agreement, (ii) the negative covenant in Section 7.9 of the Loan Agreement prohibiting mergers and consolidations, (iii) the provisions of Section 7.11 of the Loan Agreement prohibiting changes in

Borrower’s name or that Borrower or any Subsidiary suffer a Change in Control, and (iv) the notice requirements and covenants under Section 7.13 of the Loan Agreement with respect to the formation of the Merger Sub.

SECTION 4.  Amendments to Loan Agreement. Subject to all of the terms and conditions set forth in this Amendment, Borrower, Agent and Lender hereby agree to the following amendments to the Loan Agreement.

(A)  The Loan Agreement is hereby amended by adding a new Section 7.17 to the Loan Agreement, such section to read as follows:

“7.17Cash Covenant.

(a)Borrower shall, at all times from and after the Effective Time under that certain Agreement and Plan of Merger and Reorganization, dated January 6, 2017, among Borrower, Victoria Merger Corp., a Delaware corporation, and Savara Inc., a Delaware corporation (“Savara”), maintain in one or more U.S.-domiciled accounts in the name of Borrower and subject to an Account Control Agreement unrestricted cash equal to at least $4,000,000 (the “Minimum Cash Amount”); provided, however, (i) the Minimum Cash Amount shall be reduced to $2,000,000 upon Borrower’s achievement of the First Financing Milestone, and (ii) if Borrower achieves the Second Financing Milestone, the cash covenant set forth in this Section 7.17 shall not apply to Borrower from and after the date the Second Financing Milestone is achieved.

(b)For purposes of the Agreement:

(i)

“First Financing Milestone” means the receipt by Borrower, a Qualified Subsidiary and/or Savara of aggregate net cash proceeds of at least $6,000,000 from the sale and issuance of equity securities and/or Qualified Indebtedness (or a combination thereof) after January 6, 2017 and on or before April 30, 2017.

(ii)

“Qualified Indebtedness” means (x) Subordinated Indebtedness of Borrower and its Qualified Subsidiaries and (y) Subordinated Indebtedness or Indebtedness of Savara; provided that any Indebtedness incurred by Savara prior to the Effective Time that is not Subordinated Indebtedness shall only constitute “Qualified Indebtedness” if such Indebtedness is subject to a subordination agreement (in a form acceptable to Agent) that will result in such Indebtedness becoming Subordinated Indebtedness immediately upon the Effective Time without any further action required on the part of the applicable lender(s).

(iii)

“Second Financing Milestone” means the receipt by Borrower, a Qualified Subsidiary and/or Savara of aggregate net cash proceeds of at least $20,000,000 from any or all (including any combination thereof) of (x) the sale and issuance of equity securities and/or Qualified Indebtedness and/or (y) the receipt of financing from such other financing sources (including grant amounts) approved by Agent in its reasonable discretion, and in each case to the extent actually received by Borrower, a Qualified Subsidiary or Savara after January 6, 2017 and on or prior to August 31, 2017 (it being agreed that (A) grant amounts shall be considered actually received if such amounts are fully-committed, irrevocable and scheduled to be funded during 2017 and (B) the aggregate net cash proceeds of any offering that satisfies the requirements of the First Financing Milestone shall be counted in determining whether the Second Financing Milestone has been met).”

(B)  Section 2.1(d) of the Loan Agreement is hereby amended by adding a new sentence at the end of Section 2.1(d) to read as follows:

“Following Borrower’s achievement of the Second Financing Milestone, Lender shall submit a non-binding proposal to Borrower for the extension of the Amortization Date or for the restructuring or refinancing of the Term Loan under the Loan Agreement; provided that any agreement with respect thereto shall only be effective upon the execution of a binding written agreement among Borrower, the Required Lenders and Agent.”

(C)  Section 6.2 of the Loan Agreement is hereby amended by adding a new sentence at the end of Section 6.2 to read as follows:

“Upon request by Agent, Borrower shall promptly deliver copies of all insurance policy binders with respect to the insurance policies required under Section 6.”

(D)  Exhibit D to the Loan Agreement is hereby amended and restated in its entirety with the form of Exhibit D attached to this Amendment.

SECTION 5.  Conditions to this Amendment. This Amendment shall become effective only if Borrower has satisfied the following conditions as of the Effective Time:

(A)  Borrower shall have delivered to Agent an amendment fee of $50,000 as of the date this Amendment was executed by the parties hereto;

(B)  Borrower shall have delivered to Agent and Lender a duly executed Third Amendment to Warrant Agreement in the form attached hereto as Exhibit A (the “Third Warrant Amendment”);

(C)  Borrower shall have delivered to Agent and Lender a duly executed perfection certificate, in a form reasonably satisfactory to Borrower, for the Surviving Corporation and its subsidiaries;

(D)  Borrower shall have delivered to Agent duly executed Joinder Agreements for (i) the Surviving Corporation and (ii) any other Qualified Subsidiaries thereof or the Surviving Corporation (the Subsidiaries under clause (ii), the “Other Qualified Subsidiaries”);

(E)  Borrower shall have delivered to Agent (i) an amended and restated Exhibit B to the Loan Agreement reflecting all information required to be disclosed therein under the Loan Agreement as of the Effective Time, as well as duly executed Account Control Agreements for the accounts listed on Exhibit B (as so amended and restated) for the Surviving Corporation and the Other Qualified Subsidiaries and (ii) an amended and restated Exhibit C to the Loan Agreement reflecting all information required to be disclosed therein under the Loan Agreement as of the Effective Time, as well as the landlord consents and bailee waivers listed on Exhibit C (as so amended and restated) for the Surviving Corporation and the Other Qualified Subsidiaries;

(F)  all of Borrower’s representations and warranties contained in the Agreement and all schedules thereto were true in all material respects as of the date of this Amendment and shall be true and correct in all material respects as of the Effective Time (and assuming the consummation of the Merger) as though made on and as of such date, except to the extent that such representations and warranties relate expressly to an earlier date;

(G)  Borrower was in compliance as of the date of this Amendment with all of the terms and provisions set forth in each Loan Document, and Borrower shall be in compliance with all of the terms and provisions set forth in each Loan Document as of the Effective Time (and assuming the consummation of the Merger and after giving effect to this Amendment), and there shall be no fact or condition that would (or would, with the passage of time, the giving of notice or both) constitute an Event of Default as of the date of this Amendment or the Effective Time (and assuming the consummation of the Merger);

(H)  Borrower shall have delivered Agent a certificate, dated as of the Closing Date under the Merger Agreement and signed on behalf of Borrower by a duly authorized officer thereof, certifying the satisfaction of the conditions in Sections 5(F) and 5(G); and

(I)  Borrower shall have delivered, or caused the Surviving Corporation to deliver, one or more subordination agreements, in a form acceptable to Agent, with respect to any indebtedness for borrowed money of the Surviving Corporation and its Subsidiaries that is not Subordinated Indebtedness, each such subordination agreement to become effective immediately upon the Effective Time without any further action required on the part of the applicable lender(s).

SECTION 6.  Effect on Loan Documents. Except as specifically amended herein, the Third Warrant Amendment, the Prior Amendments and any prior amendments to the Warrant as agreed in writing between Lender and Borrower, all Loan Documents shall continue to be in full force and effect and are ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, and it shall not constitute a waiver of any provision of the Loan Documents except as expressly set forth in Section 3 above. Any reference to the Loan Agreement in any other Loan Document shall be a reference to the Loan Agreement as amended by this Amendment and the Prior Amendments. Borrower hereby consents and agrees to any amendments that the Agent determines are necessary or appropriate to make to the financing statement previously filed by Agent with respect to the Collateral in light of the Merger, including the addition of Savara Inc. as an additional debtor and amendments to the description of the Collateral.

SECTION 7.  Representations and Warranties. Borrower represents and warrants to Agent and Lender as follows:

(a)  Borrower’s execution, delivery and performance of this Amendment and the Third Warrant Amendment (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral or the Intellectual Property, other than Permitted Liens and the Liens created by the Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, and (iv) except as described on Schedule 5.3 to the Loan Agreement, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing this Amendment and the Third Warrant Amendment are duly authorized to do so.

(b)  This Amendment and the Third Warrant Amendment have been duly executed and delivered on Borrower’s behalf by a duly authorized officer thereof, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 8.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of California.

SECTION 9.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Agent may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic imaging means.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

MAST THERAPEUTICS, INC.

By:	/s/ Brandi Roberts
	Name:	Brandi Roberts
	Title:	Chief Financial Officer

AGENT:

HERCULES CAPITAL, INC.

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Capital, Inc., its Manager

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Assistant General Counsel

[Signature Page to Fifth Amendment to Loan and Security Agreement]

Exhibit A

Third Warrant Amendment

(See attached)

Exhibit D

The Exhibit D of the Loan Agreement is amended and restated in its entirety with the following Form of Compliance Certificate.

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated August 11, 2015 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Mast Therapeutics, Inc.1 (the “Company”) as Borrower, the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending [●] of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties, and (ii) as otherwise disclosed in the letter dated as of the date of the Loan Agreement and provided by Borrower to Agent and Lender.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 90 days

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

1  Compliance Certificate subject to conforming changes depending on timing of delivery, as it may need to be revised to state “by and among Savara Inc. (formerly, Mast Therapeutics, Inc.) (the “Company”) as Borrower….”  Borrower’s name will be changed from Mast Therapeutics, Inc. to “Savara Inc.” immediately following consummation of the Merger.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4

BORROWER SUSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4

Very Truly Yours,

MAST THERAPEUTICS, INC.[1]

By:
Name:
Its:

1  Subject to revision based on delivery date of compliance certificate.